UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2012

Greer Bancshares Incorporated

(Exact name of registrant as specified in its charter)

Commission File Number:  000-33021

South Carolina	57-1126200
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1111 W. Poinsett Street

Greer, South Carolina 29650

(Address of principal executive offices, including zip code)

(864) 877-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2012, Steve Bateman provided Greer Bancshares Incorporated and its wholly-owned subsidiary Greer State Bank (together with Greer Bancshares Incorporated, the “Companies”) written notice of his decision to resign from the Board of Directors of each of the Companies, which resignation was effective October 25, 2012. Mr. Bateman also served as chairman of the Audit Committee and was a member of the Corporate Governance Committee.  Mr. Bateman informed the Companies that he is resigning for personal reasons, and that his resignation is not related to any disagreement with the Companies on any matter relating to their respective operations, policies or practices.

Dennis Hennett previously served as President, Chief Executive Officer and as a member of the Board of Directors of each of the Companies. The Companies have decided to separate the responsibilities of President and Chief Executive Officer. Therefore, on September 27, 2012, Dennis Hennett resigned as President of the Companies, effective October 25, 2012. Mr. Hennett remains Chief Executive Officer and a member of the Board of Directors of each of the Companies.

On September 27, 2012, George Burdette, 59, was appointed President of the Companies, effective upon approval by the Federal Reserve, which approval was obtained on October 25, 2012. Before joining the Companies, Mr. Burdette worked for 28 years in a variety of banking positions most recently as a regional executive for BB&T.  Mr. Burdette was a consultant for Greer State Bank from January 23, 2012 to September 26, 2012 for a fee of $122,497.  Mr. Burdette has no other reportable relationships with the Companies. Mr. Burdette’s annual cash base salary effective September 27, 2012 is $165,000 and he will participate in the benefit plans currently available to the Companies’ executive officers as described under the headings “2005 Equity Incentive Plan,” “401(k) Plan,” “Non-qualified Deferred Compensation,” and “Perquisites and Other Personal Benefits” in Greer Bancshares Incorporated’s  proxy statement related to Greer Bancshares Incorporated’s 2011 annual meeting of stockholders (the “Proxy”) filed with the United States Securities and Exchange Commission on April 13, 2012, which descriptions are incorporated by reference herein in their entirety.

In addition, on September 27, 2012, the Board of Directors of each of the Companies elected George Burdette as a director effective upon approval by the Federal Reserve, which approval was obtained on October 25, 2012. Mr. Burdette will also serve on the following five board committees: Corporate Governance, Loan, Compensation, Special Assets and Directors Consent Order Compliance. In his capacity as director, Mr. Burdette will be entitled to compensation in accordance with the Companies’ previously reported policy regarding compensation of directors. This policy is described under the heading “Director Compensation” in the Proxy.  Mr. Burdette provides a set of key skills, knowledge, experience, and relationships that make his service as President of the Companies and as a director of the Board of Directors of each of the Companies particularly useful including, but not limited to commercial and consumer lending, corporate planning, administration and business development.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greer Bancshares Incorporated

Date: November 19, 2012	By:	/s/ J. Richard Medlock, Jr.
J. Richard Medlock, Jr.
Chief Financial Officer